Exhibit 10.12

CORPORATE GUARANTY

This Corporate Guaranty ("Guaranty") is made on September 19, 2017, by SMG INDIUM RESOURCES LTD., a Delaware corporation ("Guarantor"), in favor Crestmark Bank ("Crestmark") to induce Crestmark to continue credit and its loan to M G CLEANERS, LLC, a Texas limited liability company ("Borrower") and because Guarantor, whose economic success is vitally linked to Borrower's success, has determined that executing and delivering this Guaranty is in Guarantor's interest and to Guarantor's financial benefit.

1.           Guaranty. Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Crestmark: (a) the full, prompt and unconditional payment when due of all existing and future obligations and indebtedness of the Borrower to Crestmark, including but not limited to the Indebtedness as defined in the Loan and Security Agreement ("Agreement") between Crestmark and Borrower (as may be amended) and all principal, interest and fees under any and all related notes, as they may be amended or restated and whether on demand, at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise; and (b) the punctual and faithful performance and observation by Borrower of all duties, agreements, covenants, representations and obligations of Borrower contained in the Loan Documents (as defined in Section 3).

2.          Absolute, Unconditional and Continuing Obligation. This Guaranty is an absolute, continuing, unconditional, unlimited and irrevocable guaranty. Guarantor will not be relieved from any obligations under this Guaranty until this Guaranty is terminated in accordance with Section 14. The obligations and liabilities of Guarantor will continue notwithstanding any defect in the genuineness, validi ty or enforceability of the Indebtedness or the Loan Documents, or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of the liabilities of a surety or guarantor or which might otherwise limit recourse against Guarantor. This is a guarantee of payment and not of collection.

3.          The Loan Documents. The Agreement, all related notes, and all other related documents now existing or hereafter arising and executed in connection with the Loan, including all amendments and restatements thereto (collectively "Loan Documents"), are incorporated into and made a part of this Guaranty by reference.

4.          Continuation of Liability. The liability and obligations of Guarantor will in no way be affected, impaired, diminished or released by any action or inaction whatsoever other than the indefeasible payment in full and in cash of the Indebtedness.

5.          Unconditional Waiver of all Defenses. Guarantor unconditionally, absolutely and irrevocably waives each and every defense, which under principles of guaranty or suretyship law would otherwise operate to impair or diminish the liability of Guarantor for the Indebtedness.

6.          Immediate Recourse/Exercise of Rights by Crestmark. At any time when the Indebtedness, or any portion thereof, has not been paid when due (whether by acceleration or otherwise), Crestmark can require that Guarantor pay Crestmark the amounts owing on this Guaranty immediately. Crestmark is not required to collect first from Borrower, any collateral, any other guarantor, or any other person. No delay or stay in any acceleration of the [ndebtedness, as against the Borrower, due to the application of any bankr uptcy, insolvency or other law or proceeding will be effective under this Guaranty, and Guarantor agrees to immediately pay the amount of the Indebtedness that would be due and payable but for such delay or stay. All rights, powers, and remedies of Crestmark hereunder and under the Loan Documents are cumulative and not alternative and shall be in addition to all rights, powers, and remedies given to Crestmark by law and by agreement.

7.          Subordination/Subrogation. In the event that Guarantor becomes obligated to pay any sums to Borrower, or in the event that Borrower or any subsequent owner of any Collateral is now or hereafter becomes indebted to Guarantor, the amount of such Indebtedness will at all times be subordinate as to lien, time of payment and alJ other respects, to the amounts owing to Crestmark by Borrower. Furthermore, until the Indebtedness is indefeasibly paid in full and in cash, Guarantor hereby absolutely, irrevocably and unconditionally waives all rights Guarantor may have, at law or in equity to seek or claim subrogation. Crestmark has no duty to enforce or protect any rights, which the undersigned may have against Borrower or any other person and Guarantor assumes full responsibility for enforcing and protecting these rights.

8.          Representations and Warranties. Guarantor represents, warrants and covenants to Crestmark that: (a) it is a corporation duly organized, in good standing, and that the execution and delivery of this Guaranty and the performance of the obligations under this Guaranty are within Guarantor's Corporate powers, have been duly authorized by all necessary actions, including by its board of directors, and do not contravene its articles or by-laws; (b) it is the sole member of Borrower; (c) Guarantor has completely read and understands the Loan Documents and agrees to all those portions which apply to Guarantor; (d) Guarantor was provided an opportunity to review the Loan Documents with its legal counsel; (e) any financial statements of Guarantor furnished Crestmark are true and correct and include all contingent liabilities of Guarantor; (f) since the date of any financial statements furnished to Crestmark, no material adverse change has occurred in the financial condition of Guarantor; (g) there are no pending or threatened legal proceedings or judgments against Guarantor, and no federal or state tax liens have been filed or threatened against Guarantor; and (h) Guarantor is not in default or claimed default under any agreement for borrowed money. Guarantor agrees to immediately give Crestmark written notice of any material adverse change in its financial condition.

9.          Expenses. Guarantor agrees to pay all expenses (including attorneys' fees) incurred by Crestmark in connection with the enforcement of Crestmark's rights under the Loan Documents, this Guaranty, and the collection of the Indebtedness.

10.         Transfer of Assets. Guarantor further agrees that until the Indebtedness is indefeasibly paid in full, and in cash, Guarantor will not, without Crestmark's prior written consent: (i) make any voluntary transfer of any of Guarantor's assets which would have the effect of materially diminishing Guarantor's present net worth or (ii) guaranty the debts or obligations of any other person or entity.

11.         Reinstatement. This Guaranty will continue to be effective or will be automatically reinstated, as the case may be, if at any time payment of all or part of the Indebtedness is rescinded or must otherwise be restored or returned by Crestmark, including in connection with Borrower's bankruptcy or insolvency.

12.         Joint and Several Liability. The term "Guarantor" shall mean each person executing this Guaranty, each individually and together collectively, and the obligations of Guarantor and any other guarantor executing a guaranty, including in connection with the Loan, will be joint and several.

13.         Assignability/Binding Effect. This Guaranty shall be assignable by Crestmark without notice to Guarantor and shall inure to the benefit of Crestmark and to any subsequent successors and assigns.

14.         Termination. Notwithstanding anything contained herein to the contrary, the liability of Guarantor will be terminated only in the event that (i) Borrower or Guarantor has indefeasibly paid Crestmark in cash and in full the Indebtedness and (ii) the Agreement is terminated.

15.         Severability. If any provision of this Guaranty is in conflict with any statute or rule of law or is otherwise unenforceable for any reason, then that provision will be deemed null and void to the extent of the conflict or unenforceability and will be deemed severable, but it will not invalidate any other provision of this Guaranty.

16.         Complete Agreement. This Guaranty is the final, complete and exclusive expression of the agreement between Guarantor and Crestmark with respect to the subject matter of this Guaranty. This Guaranty cannot be modified or amended except in a writing signed by both Guarantor and Crestmark.

The Guarantor hereby executes this Guaranty as of the day and year first above written.

GUARANTOR:

SMG INDIUM RESOURCES, LTD.,
a Delaware corporation

By:	/s/ Matthew C. Flemming
Matthew C. Flemming, CEO and Chairman

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